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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 15, 2002

                            GROUP LONG DISTANCE, INC.
                 (Name of Small Business Issuer in Its Charter)



                FLORIDA                                        65-0213198
    (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization                         Identification No.)


                                 9500 TOLEDO WAY
                             IRVINE, CA 92618- 1806
                    (Address of Principal Executive Offices)


                                 (949) 588-5100
                (Issuer's Telephone Number, Including Area Code)


                     400 E. ATLANTIC BOULEVARD, FIRST FLOOR
                             POMPANO BEACH, FL 33060
                 (Former Address of Principal Executive Offices)

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ITEM 5. OTHER EVENTS

On January 15, 2002, Group Long Distance, Inc., ("the Company") terminated the employment of all non-executive employees, due to the inability of the Company to meet its obligations, including its payroll. The Company is closing its Texas office effective February 1, 2002. Certain officers of the Company will continue their employment on a deferred salary basis.

The Company is continuing its efforts to raise capital for future operations. However, if the Company is unable to raise sufficient capital or sell enough equity to maintain its limited operations, the Company will not be able to meet its current obligations, which will likely result in its selling or liquidating the remaining assets of the Company over the next 30 to 60 days. The Company may also seek protection under the federal bankruptcy laws.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            GROUP LONG DISTANCE, INC.
                                  (Registrant)

January 17, 2002            By:               /s/ GLENN S. KOACH
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                                                 Glenn S. Koach,
                                 DIRECTOR, PRESIDENT AND CHIEF OPERATING OFFICER